ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20120284813-01
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/24/2012 12:46 PM
	Entity Number E0226522012-2

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: REGEN BIOPHARMA INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: RESIDENT AGENTS OF NEVADA, INC. (Name)

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address — City — Nevada — Zip Code

Mailing Address (if different from street address) — City — Nevada — Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 10000 — Par value per share: $ 0.001 — Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) DAVID R. KOOS (Name)
711 S CARSON ST STE 4 (Street Address) — CARSON CITY (City) — NV (State) — 89701 (Zip Code)

2) (Name)
(Street Address) — (City) — (State) — (Zip Code)

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

DAVID R. KOOS (Name) — X DAVID R. KOOS (Incorporator Signature)
1010 UNIVERSITY AVE #40 (Address) — SAN DIEGO (City) — CA (State) — 92103 (Zip Code)

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X RESIDENT AGENTS OF NEVADA, INC. — 4/24/2012

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.